EXHIBIT 5.1
Powell Goldstein LLP

August 15, 2006

Theragenics Corporation
5203 Bristol Industrial Way
Buford, Georgia 30518

Re: Registration Statement on Form S-8 of Theragenics Corporation Theragenics 2006 Stock Incentive Plan

Ladies and Gentlemen:

We have served as counsel for Theragenics Corporation, a Delaware corporation (the “Company”), in connection with the registration of 1,500,000 shares of the Company’s common stock, $0.01 par value (the “Shares”), under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the “Registration Statement”), to be issued and sold by the Company pursuant to the Theragenics Corporation 2006 Stock Incentive Plan (the “2006 Stock Incentive Plan”).

We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the issuance of the Shares pursuant to the 2006 Stock Incentive Plan as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Delaware.

Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Shares, when issued and delivered in accordance with the terms of the 2006 Stock Incentive Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ POWELL GOLDSTEIN LLP